                                                                    Exhibit 23.2


                             RICHARDSON & PATEL LLP
                            10900 WILSHIRE BOULEVARD
                                    SUITE 500
                          LOS ANGELES, CALIFORNIA 90024
                            TELEPHONE (310) 208-1183
                            FACSIMILE (310) 208-1154


                                October 10, 2005


Sub Surface Waste Management of Delaware, Inc.
6451 El Camino Real, Suite C
Carlsbad, CA 92009-2802

     Re: Registration Statement on Form SB-2
         -----------------------------------

Gentlemen:

     We hereby consent to the incorporation by reference of our legal opinion dated October 25, 2004, included as an Exhibit to the Registration Statement filed on October 26, 2004, in this Registration Statement on Form SB-2, and to the references to this firm in the Registration Statement. In giving this consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.


                                      RICHARDSON & PATEL LLP
                                      /s/ Richardson & Patel LLP